Exhibit 99.1
FOR IMMEDIATE RELEASE
MaxLinear, Inc. Announces Third Quarter 2014 Financial Results
$32.5 Million Third Quarter Revenue Grows 2 percent Year-over-Year
Carlsbad, Calif. – October 30th, 2014 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the third quarter ended September 30, 2014.
Management Commentary
“On a year-on-year basis, in the third quarter of 2014, our overall revenues grew modestly by approximately 2 percent. We achieved this growth despite the adverse impact of an unanticipated decrease in demand for our Cable DOCSIS3.0 Gateway solutions during the quarter. We believe that our near term growth challenges in Cable are primarily related to a decrease in demand for our higher data rate 16 and 24-channel gateway solutions and HD digital-to-analog converter boxes (DTAs) at certain Cable operators. We do not attribute our Cable weakness to any loss of competitive market position. More significantly, we continue to strengthen our competitive position in Cable with the recent announcement of our industry leading 32-channel Full Spectrum Capture (FSCTM) front-end receiver that supports data speeds in excess of 1 Gigabit per second,” commented Kishore Seendripu, Ph.D., Chairman and CEO.
“In the third quarter, in addition to seasonal Terrestrial growth tailwinds, we also benefited in Hybrid TV and set-top boxes as new design-wins transitioned to volume production in the quarter. In Satellite TV, we continue to believe the design-win momentum for Satellite TV gateways and Satellite Outdoor units will yield strong product cycle driven revenue growth in 2015. We remain focused on TAM expansion and revenue diversification initiatives addressing infrastructure markets. Towards this goal, we recently announced our proposed acquisition of Physpeed Corporation, a privately held developer of high-speed physical layer interconnect products addressing enterprise and telecommunications infrastructure market applications.”
Generally Accepted Accounting Principles (GAAP) Results
Net revenue for the third quarter of 2014 was $32.5 million, a decrease of 9 percent compared to the second quarter of 2014, and an increase of 2 percent compared to the third quarter of 2013. Gross profit for the third quarter of 2014 was 61.2 percent of revenue, compared to 62.5 percent for the second quarter of 2014, and 62.4 percent for the third quarter of 2013.
Net loss for the third quarter of 2014 was $3.2 million, or $0.09 per share (diluted), compared to net loss of $0.6 million, or $0.02 per share (diluted), for the second quarter of 2014, and net loss of $4.9 million, or $0.14 per share (diluted), for the third quarter of 2013.
Cash flow provided by operations for the third quarter of 2014 totaled $6.4 million, compared to $7.6 million for the second quarter of 2014, and $3.1 million for the third quarter of 2013.
Cash, cash equivalents and investments totaled $93.9 million at September 30, 2014, compared to $91.5 million at June 30, 2014, and $83.0 million at September 30, 2013.
Non-GAAP Results
Non-GAAP gross profit for the third quarter of 2014 was 61.3 percent of revenue, compared to 62.6 percent for the second quarter of 2014, and 62.6 percent for the third quarter of 2013.
Non-GAAP net income for the third quarter of 2014 was $1.7 million, or $0.04 per share (diluted), compared to $5.0 million, or $0.13 per share (diluted), for the second quarter of 2014, and $2.9 million, or $0.08 per share (diluted), for the third quarter of 2013.

Fourth Quarter 2014 Revenue Guidance
We expect revenue in the fourth quarter of 2014 to be between $32 million and $33 million and both GAAP and non-GAAP gross profit percentage to be approximately 60 percent of revenue.
Conference Call Details
MaxLinear will host its third quarter 2014 financial results conference call today, October 30, 2014 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-888-455-2296 / International: 1-719-325-2494 with conference ID: 9632688. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until November 13, 2014. A replay of the conference call will also be available until November 13, 2014 by dialing US toll free: 1-888-203-1112 / International: 1-719-457-0820 and referencing passcode: 9632688.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for fourth quarter 2014 revenue and gross profit percentage); trends and growth opportunities in specific product markets such as cable, terrestrial, and satellite applications; and opportunities associated with new product offerings and our strategy to expand our addressable market, including our proposed acquisition of Physpeed. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, and stock price, include, among others, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and satellite applications of our products as well as end user markets for products currently in development; potential uncertainties arising from continued consolidation among cable television operators; integration risks associated with our proposed acquisition of Physpeed and any other acquisitions we may pursue; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party with the United States International Trade Commission and in United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K and subsequent Form 10-Qs. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which MaxLinear expects to file with the SEC in October 2014.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2014, which if achieved we intend to settle in stock in 2015; (iii) an accrual related to our performance based bonus plan for 2013, which was settled in stock in May 2014; (iv) impairment of production masks and (v) professional fees and settlement costs related to our previously disclosed IP litigation matters. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.
Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2014 and 2013. Bonus payments for the 2013 performance period were settled through the issuance of shares of Class A common stock under our equity incentive plans in May 2014, and we currently expect that any bonus payments under our 2014 programs will also be settled in stock. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to impairment of production masks reflect costs that were previously capitalized but for which future use is no longer expected.
Expenses incurred in relation to our intellectual property litigation include professional fees incurred and a one-time settlement payment.
Reconciliations of non-GAAP measures disclosed in this press release appear below.
About MaxLinear, Inc.
MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contacts:
Nick Kormeluk
IR Sense
Tel: 949-415-7745
nick@irsense.com
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Net revenue	$32,541	$35,592	$31,765
Cost of net revenue	12,632	13,346	11,934
Gross profit	19,909	22,246	19,831
Operating expenses:
Research and development	14,957	13,892	14,569
Selling, general and administrative	8,141	8,688	9,965
Total operating expenses	23,098	22,580	24,534
Loss from operations	(3,189)	(334)	(4,703)
Interest income	61	60	53
Other expense, net	(49)	(18)	(77)
Loss before income taxes	(3,177)	(292)	(4,727)
Provision for income taxes	28	320	155
Net loss	$(3,205)	$(612)	$(4,882)
Net loss per share:
Basic	$(0.09)	$(0.02)	$(0.14)
Diluted	$(0.09)	$(0.02)	$(0.14)
Shares used to compute net loss per share:
Basic	36,901	36,093	34,506
Diluted	36,901	36,093	34,506

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Nine Months Ended September 30,
	2014	2013
Net revenue	$100,634	$88,072
Cost of net revenue	38,426	34,233
Gross profit	62,208	53,839
Operating expenses:
Research and development	41,944	38,395
Selling, general and administrative	24,590	25,136
Total operating expenses	66,534	63,531
Loss from operations	(4,326)	(9,692)
Interest income	182	170
Interest expense	—	(4)
Other expense, net	(79)	(194)
Loss before income taxes	(4,223)	(9,720)
Provision for income taxes	456	366
Net loss	$(4,679)	$(10,086)
Net loss per share:
Basic	$(0.13)	$(0.30)
Diluted	$(0.13)	$(0.30)
Shares used to compute net loss per share:
Basic	36,127	33,698
Diluted	36,127	33,698

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Operating Activities
Net loss	$(3,205)	$(612)	$(4,882)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	1,322	1,071	874
Amortization of investment premiums, net	168	200	260
Stock-based compensation	4,002	3,685	3,463
Impairment of long-lived assets	8	—	34
Changes in operating assets and liabilities:
Accounts receivable	233	690	(1,019)
Inventory	187	1,279	(320)
Prepaid and other assets	(60)	(300)	186
Accounts payable, accrued expenses and other current liabilities	(1,086)	562	(685)
Accrued compensation	1,461	170	2,800
Deferred revenue and deferred profit	2,256	(551)	451
Accrued price protection liability	973	1,132	1,820
Other long-term liabilities	102	224	79
Net cash provided by operating activities	6,361	7,550	3,061
Investing Activities
Purchases of property and equipment	(3,126)	(3,196)	(811)
Purchases of intangible assets	—	—	(300)
Purchases of available-for-sale securities	(6,693)	(11,065)	(9,683)
Maturities of available-for-sale securities	6,900	10,800	9,500
Net cash used in investing activities	(2,919)	(3,461)	(1,294)
Financing Activities
Net proceeds from issuance of common stock	25	1,510	133
Minimum tax withholding paid on behalf of employees for restricted stock units	(653)	(2,852)	(123)
Net cash provided by (used in) financing activities	(628)	(1,342)	10
Effect of exchange rate changes on cash and cash equivalents	(7)	1	5
Increase in cash and cash equivalents	2,807	2,748	1,782
Cash and cash equivalents at beginning of period	31,248	28,500	24,718
Cash and cash equivalents at end of period	$34,055	$31,248	$26,500

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2014	2013
Operating Activities
Net loss	$(4,679)	$(10,086)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	3,527	2,916
Amortization of investment premiums, net	578	741
Stock-based compensation	11,080	9,591
Deferred income taxes	11	—
Impairment of long-lived assets	8	1,229
Changes in operating assets and liabilities:
Accounts receivable	(397)	(4,316)
Inventory	456	216
Prepaid and other assets	(402)	(144)
Accounts payable, accrued expenses and other current liabilities	66	(649)
Accrued compensation	3,670	5,001
Deferred revenue and deferred profit	2,234	758
Accrued price protection liability	1,468	4,617
Other long-term liabilities	382	193
Net cash provided by operating activities	18,002	10,067
Investing Activities
Purchases of property and equipment	(7,767)	(2,633)
Purchases of intangible assets	—	(955)
Purchases of available-for-sale securities	(36,457)	(56,800)
Maturities of available-for-sale securities	35,895	55,000
Net cash used in investing activities	(8,329)	(5,388)
Financing Activities
Payments on capital leases	—	(2)
Net proceeds from issuance of common stock	1,584	1,246
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,641)	(1,246)
Net cash used in financing activities	(2,057)	(2)
Effect of exchange rate changes on cash and cash equivalents	(11)	13
Increase in cash and cash equivalents	7,605	4,690
Cash and cash equivalents at beginning of period	26,450	21,810
Cash and cash equivalents at end of period	$34,055	$26,500

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2014	June 30, 2014	September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$34,055	$31,248	$26,500
Short-term investments, available-for-sale	47,740	43,875	35,975
Accounts receivable, net	20,455	20,688	18,874
Inventory	9,576	9,763	9,675
Prepaid expenses and other current assets	2,074	1,960	1,622
Total current assets	113,900	107,534	92,646
Property and equipment, net	10,125	9,858	5,890
Long-term investments, available-for-sale	12,122	16,385	20,544
Intangible assets	511	590	829
Other long-term assets	542	596	273
Total assets	$137,200	$134,963	$120,182
Liabilities and stockholders’ equity
Current liabilities	$39,691	$37,726	$34,617
Other long-term liabilities	1,475	1,373	917
Total stockholders’ equity	96,034	95,864	84,648
Total liabilities and stockholders’ equity	$137,200	$134,963	$120,182

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
GAAP net loss	$(3,205)	$(612)	$(4,882)
Stock-based compensation:
Cost of net revenue	35	32	29
Research and development	2,574	2,384	2,183
Selling, general and administrative	1,393	1,269	1,251
Total stock-based compensation	4,002	3,685	3,463
Share-based bonus plan*:
Cost of net revenue	—	13	14
Research and development	6	657	940
Selling, general and administrative	65	564	534
Total share-based bonus plan	71	1,234	1,488
IP litigation costs, net**	876	668	2,826
Non-GAAP net income	$1,744	$4,975	$2,895
Shares used in computing non-GAAP basic net income per share	36,901	36,093	34,506
Shares used in computing GAAP diluted net loss per share	36,901	36,093	34,506
Dilutive common stock equivalents	2,357	2,682	2,136
Shares used in computing non-GAAP diluted net income per share	39,258	38,775	36,642
Non-GAAP basic net income per share	$0.05	$0.14	$0.08
Non-GAAP diluted net income per share	$0.04	$0.13	$0.08

*
Share-based bonus plan for the three months ended September 30, 2014 and June 30, 2014 relates to an accrual related to our performance based bonus plan for 2014, which will be settled in stock in 2015. Share-based bonus plan for the three months ended September 30, 2013 relates to an accrual related to our performance based bonus plan for 2013, which was settled in stock in May 2014.

**	IP litigation costs, net for the three months ended September 30, 2013 includes the one-time payment of $1.25 million in connection with the settlement agreement.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Nine Months Ended September 30,
	2014	2013
GAAP net loss	$(4,679)	$(10,086)
Stock-based compensation:
Cost of net revenue	96	79
Research and development	7,152	6,095
Selling, general and administrative	3,832	3,417
Total stock-based compensation	11,080	9,591
Share-based bonus plan*:
Cost of net revenue	22	42
Research and development	1,154	2,455
Selling, general and administrative	1,002	1,176
Total share-based bonus plan	2,178	3,673
Impairment of production masks	—	1,098
IP litigation costs, net**	1,884	4,899
Non-GAAP net income	$10,463	$9,175
Shares used in computing non-GAAP basic net income per share	36,127	33,698
Shares used in computing GAAP diluted net loss per share	36,127	33,698
Dilutive common stock equivalents	2,663	1,231
Shares used in computing non-GAAP diluted net income per share	38,790	34,929
Non-GAAP basic net income per share	$0.29	$0.27
Non-GAAP diluted net income per share	$0.27	$0.26

*
Share-based bonus plan for the nine months ended September 30, 2014 relates to an accrual related to our performance based bonus plan for 2014, which will be settled in stock in 2015. Share-based bonus plan for the nine months ended September 30, 2013 relates to an accrual related to our performance based bonus plan for 2013, which was settled in stock in May 2014.

**	IP litigation costs, net for the nine months ended September 30, 2013 includes the one-time payment of $1.25 million in connection with the settlement agreement.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
GAAP gross profit as a % of revenue	61.2%	62.5%	62.4%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—%	—%	0.1%
Non-GAAP gross profit as a % of revenue	61.3%	62.6%	62.6%
GAAP loss from operations as a % of revenue	(9.8)%	(0.9)%	(14.8)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	7.9%	6.7%	6.9%
Selling, general and administrative	4.3%	3.6%	3.9%
Share-based bonus plan:
Cost of net revenue	—%	—%	0.1%
Research and development	—%	1.8%	2.9%
Selling, general and administrative	0.2%	1.6%	1.7%
IP litigation costs, net	2.7%	1.9%	8.9%
Non-GAAP income from operations as a % of revenue	5.4%	14.8%	9.7%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Nine Months Ended September 30,
	2014	2013
GAAP gross profit as a % of revenue	61.8%	61.1%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—%	0.1%
Impairment of production masks	—%	1.2%
Non-GAAP gross profit as a % of revenue	61.9%	62.5%
GAAP loss from operations as a % of revenue	(4.3)%	(11.0)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	7.1%	6.9%
Selling, general and administrative	3.8%	3.9%
Share-based bonus plan:
Cost of net revenue	—%	0.1%
Research and development	1.1%	2.8%
Selling, general and administrative	1.0%	1.3%
Impairment of production masks	—	1.2%
IP litigation costs, net	1.9%	5.6%
Non-GAAP income from operations as a % of revenue	10.7%	10.9%